UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LEAP WIRELESS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     On July 27, 2011, S. Douglas Hutcheson, President and Chief Executive Officer of Leap Wireless International, Inc., or Leap, sent the attached e-mail to all Leap employees.
     Leap is filing materials contained in this Schedule 14A with the Securities and Exchange Commission, or SEC, in connection with its solicitation of proxies for the election of director nominees to its Board of Directors and four other proposals at its 2011 Annual Meeting of Stockholders. In connection with the solicitation of proxies, Leap has filed a definitive proxy statement and other relevant documents with the SEC. Stockholders are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
     Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the proxy statement and other materials filed by Leap with the SEC.

To: Cricket.all
From: Doug Hutcheson
Re: Pentwater settlement
Date: Wednesday 7/27
Subject line: Leap and Pentwater Reach Settlement Agreement
Today we announced that we have reached an agreement with Pentwater Capital Management LP to settle the proxy contest that has been ongoing for the last several weeks. Under the agreement, Pentwater will withdraw its slate of three nominees to Leap’s Board of Directors and vote its Leap shares in favor of the Company’s nominees. Immediately following the Company’s Annual Meeting tomorrow, Thursday July 28th, the Leap Board of Directors will appoint Richard R. Roscitt and Robert E. Switz to serve as directors. Mr. Roscitt will serve on the Company’s Compensation and Nominating and Corporate Governance Committees.
We believe that this agreement is a good way for us to move forward, so that we can maintain our customer focus and continue to strengthen and build the Company.
Our business has made tremendous strides over the past year and we’re poised to continue that momentum, so I’m very pleased to have put this matter behind us and to focus on the future. These new directors will bring additional telecom experience to the Board, and I look forward to getting them up to speed on all of the exciting things going on here at Leap and working with them going forward.
Thank you again for all of your continued hard work and dedication as we remain focused on our key priorities: taking better care of our existing customers, bringing in new customers, completing our back office projects and executing with excellence.
What you do matters.
Important Information
In connection with the solicitation of proxies, Leap Wireless International, Inc., or Leap, has filed with the Securities and Exchange Commission, or the SEC, a definitive proxy statement and other relevant documents concerning the proposals to be presented at Leap’s 2011 Annual Meeting of Stockholders, or the 2011 Annual Meeting. The proxy statement contains important information about Leap and the 2011 Annual Meeting. In connection with the 2011 Annual Meeting, Leap has mailed the definitive proxy statement to stockholders. In addition, Leap files annual, quarterly and special reports, proxy statements and other information with the SEC. You are urged to read the proxy statement and other information because they contain important information about Leap and the proposals to be presented at the 2011 Annual Meeting. These documents are available free of charge at the SEC’s website at www.sec.gov or from Leap at www.leapwireless.com. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.
Leap and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from Leap’s stockholders in connection with the election of directors and other matters to be proposed at the 2011 Annual Meeting. Information regarding the interests, if any, of these directors, executive officers and specified employees is included in the definitive proxy statement and other materials filed by Leap with the SEC.
Forward-Looking Statements
This electronic communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include our discussions about our expected, future financial and operational performance, including as a result of our current and future product and service plan offerings and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements are detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 6, 2011. All forward-looking statements included in this electronic communication should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.